Item 12(b).

CERTIFICATION UNDER SECTION 906 OF SARBANES-OXLEY ACT OF 2002

Name of Issuer: T. Rowe Price Global Multi-Sector Bond Fund, Inc.

In connection with the Report on Form N-CSR for the above named Issuer, the undersigned hereby certifies, to the best of his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: July 19, 2018	/s/ Edward C. Bernard
Edward C. Bernard
Principal Executive Officer

Date: July 19, 2018	/s/ Catherine D. Mathews
Catherine D. Mathews
Principal Financial Officer